Exhibit 99.1

Prestige Consumer Healthcare Inc. Updates Third Quarter and Fiscal 2019 Guidance; Announces Participation in the 21st Annual ICR Conference

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)--Jan. 14, 2019-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today updated its guidance for the third quarter and full-year fiscal 2019 in anticipation of its presentation in the 2019 ICR conference today at 10:30 a.m. ET.

Preliminary Third Quarter 2019 Revenue Results

The Company announced today that preliminary revenue for its fiscal 2019 third quarter ended December 31 is expected to be approximately $241.4 million. The change versus the Company’s previously discussed third quarter fiscal 2019 outlook was driven primarily by inventory reductions at certain key retailers. Further details will be provided when the Company releases third quarter fiscal 2019 earnings results on Thursday, February 7, 2019.

Outlook for Fiscal 2019

Based on the revised expected third quarter revenue performance as well as unfavorable foreign currency headwinds, the Company now expects total fiscal 2019 revenue of $970 to $975 million. The Company now anticipates full-year fiscal 2019 Adjusted EPS and Adjusted Free Cash Flow below its previously offered outlook, attributable to the change in expected revenue.

Current Fiscal 2019 Outlook
Revenue	$970 to $975 million
Organic Revenue Growth Percentage*	Flat to 0.5%
Adjusted E.P.S.*	$2.75 to $2.78
Adjusted Free Cash Flow*	$200 million or more

* See the “About Non-GAAP Financial Measures” section of this news release for further presentation information.

Ron Lombardi, CEO, stated, “Our fiscal 2019 business fundamentals continue to be stable, however third quarter performance was temporarily affected by accelerated inventory reductions at certain key retailers, causing us to lower our full-year outlook. Despite the inventory reductions, we continue to experience brand success across our portfolio driven by our long-term brand-building and portfolio evolution efforts.”

21st Annual ICR Conference

The Company will be presenting at the ICR conference on Monday, January 14, 2019 at 10:30 a.m. ET at the JW Marriott Grande Lakes in Orlando, Florida. The presentation will be webcast live and can be accessed on the Company’s website, www.prestigeconsumerhealthcare.com, and will remain available as an archived replay for 90 days.

Third Quarter 2019 Earnings Call Details

The Company plans to provide a full report of its third quarter fiscal 2019 and fiscal 2019 outlook when it reports the results of the third quarter fiscal 2019 on February 7, 2019 before the opening of the market.  The Company will host a live conference call to review the results at 8:30AM ET that same morning.  Callers within North America may dial 844-233-9440 to access the call about 15 minutes prior to the start of the call. The conference ID is 9491727.  International callers may dial 574-990-1016 using the same conference ID. The Company will provide a live Internet webcast as well as an archived replay, which can be accessed from the Investor Relations page of www.prestigeconsumerhealthcare.com. Telephonic replays will be available for two weeks following the conclusion of the live call and can be accessed at 855-859-2056 within North America and 404-537-3406 for international callers using conference ID 9491727.

About Prestige Consumer Healthcare Inc.

The Company markets and distributes brand name over-the-counter healthcare products throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® sore throat treatments, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, The Doctor's® NightGuard® dental protector, Efferdent® denture care products, Luden's® throat drops, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2019 Projected EPS
	Low	High
Projected FY'19 GAAP EPS	$2.66	$2.69
Adjustments:
Sale of Household Cleaning business (1)	0.07	0.07
Tax adjustment	0.02	0.02
Total Adjustments	0.09	0.09
Projected Non-GAAP Adjusted EPS	$2.75	$2.78

(1) Represents costs related to the sale of our Household Cleaning business including (but not limited to) costs to exit or convert contractual obligations, severance, consulting costs and certain costs related to the consummation of the divestiture process such as legal and other divestiture related professional fees, net of taxes, partly offset by the gain on sale of our Household Cleaning business.

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

2019 Projected Free Cash Flow
(In millions)
Projected FY'19 GAAP Net cash provided by operating activities	$190
Additions to property and equipment for cash	(13)
Projected Non-GAAP Free Cash Flow	177
Payments associated with divestiture(1)	23
Projected Non-GAAP Adjusted Free Cash Flow	$200

(1) Divestiture related items represent costs related to divesting of business sold including (but not limited to) taxes, costs to exit or convert contractual obligations, severance, consulting costs and certain costs related to the consummation of the divestiture process such as legal and other divestiture related professional fees.

Note Regarding Non-GAAP Financial Measures

In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including Non-GAAP Organic Revenues, Non-GAAP Organic Revenue Growth Percentage, Projected Non-GAAP Adjusted EPS, Projected Non-GAAP Free Cash Flow, and Projected Non-GAAP Adjusted Free Cash Flow.  We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions.  We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations provided above.  In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.

These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies.  These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below.  Investors should not rely on any single financial measure when evaluating our business.  We recommend investors review the GAAP financial measures included in this earnings release.  When viewed in conjunction with our GAAP results and the reconciliations above, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.

NGFMs Defined

We define our NGFMs presented herein as follows:

Non-GAAP Organic Revenues: GAAP Total Revenues excluding revenues associated with divestiture and allocated cost that remain after divestiture in the periods presented and excluding the impact of foreign currency exchange rates.

Non-GAAP Organic Revenue Growth Percentage: Calculated as the change in Non-GAAP Organic Revenues from prior year divided by prior year Non-GAAP Organic Revenues.

Projected Non-GAAP Adjusted Net Income: GAAP Net Income (Loss) before certain integration, transition, acquisition and divestiture-related costs, gain on divestiture, accelerated amortization of debt origination costs, applicable tax impact associated with these items and normalized tax rate adjustment.

Projected Non-GAAP Adjusted EPS: Calculated as Projected Non-GAAP Adjusted Net Income, divided by the expected weighted average number of common and potential common shares outstanding during the period.

Projected Non-GAAP Free Cash Flow: Projected GAAP Net cash provided by operating activities less cash paid for capital expenditures.

Projected Non-GAAP Adjusted Free Cash Flow: Projected Non-GAAP Free Cash Flow plus projected cash payments made for integration and transition costs associated with acquisition and divestiture.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's expectations regarding third quarter revenues, and future operating results including revenues, adjusted earnings per share and adjusted free cash flow. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including completion of quarter-end financial reporting processes and review, the impact of the Company’s advertising and promotional and new product development initiatives, customer inventory management initiatives, general economic and business conditions, fluctuating foreign exchange rates, consumer trends, competitive pressures, and the ability of the Company’s third party manufacturers and logistics providers and suppliers to meet demand for its products and to reduce costs. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and other periodic reports filed with the Securities and Exchange Commission.

Prestige Consumer Healthcare Inc.

Phil Terpolilli, 914-524-6819

irinquiries@prestigebrands.com